SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) August 7, 2006

	Registrant, Address of	I.R.S. employer
Commission	Principal Executive Offices and	Identification	State of
File Number	Telephone Number	Number	Incorporation

1-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P. O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104	Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 — Other Events.
Signatures

8.01 – Other Events.
     On July 20, 2006, the Supreme Court of the State of Nevada issued its decision in cases involving Nevada Power Company (“Nevada Power”), a wholly owned subsidiary of Sierra Pacific Resources, concerning a March 29, 2002 decision by the Public Utilities Commission of Nevada (“PUCN”) disallowing in part and granting in part certain purchased fuel and power costs. The Nevada Supreme Court ruled Nevada Power is allowed to recover $180 million of the disallowed deferred energy costs and directed the District Court to remand the issue back to the PUCN to determine how the amount will be recovered in rates. Additional information regarding the Nevada Supreme Court’s decision is contained in Nevada Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. As disclosed in the Form 10-Q, any party to the case may file a petition for rehearing with the Nevada Supreme Court within 18 days following the filing of the Court’s decision.
     On August 7, 2006 the Bureau of Consumer Protection filed a petition with the Nevada Supreme Court requesting a rehearing of the case. Other parties may have submitted petitions for rehearing, which have not yet been received by the Nevada Supreme Court. At this time Nevada Power is unable to predict either the outcome or timing of a decision with respect to the request for rehearing.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: August 9, 2006	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)
Date: August 9, 2006	By:	/s/ John E. Brown
John E. Brown
Controller